Exhibit 31.1

CERTIFICATIONS

I, Samuel D. Riccitelli, certify that:

1.           I have reviewed this Amendment No. 1 to Form 10-Q of Signal Genetics, Inc., a Delaware corporation; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 23, 2014
/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
President and Chief Executive Officer (Principal Executive Officer)